Exhibit 21

Entity Name	Jurisdiction of Formation
4045181 Canada Inc.	Ontario

Advanced Thermodynamics Inc.	Ontario

Access Medical S.A.	France

Airfoil Technologies International-California, Inc	Delaware

Airfoil Technologies International-Ohio, Inc. (APS)	Delaware

Airfoil Technologies International LLC	Delaware

Airfoil Technologies International-UK, Ltd.	UK

Airfoil Technologies International — Singapore Pte. Ltd.	Singapore

American General Aircraft Holding Co., Inc.	Delaware

Arrow Africa (Pty) Ltd.	South Africa

Arrow Hellas A.E.E.	Greece

Arrow Iberia, S.A.	Spain

Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico

Arrow Internacional de Mexico S.A. de C.V.	Mexico

Arrow International CR, A.S.	Czech Republic

Arrow International EDC NV	Belgium

Arrow International Export Corporation	U.S. Virgin Islands

Arrow International Hungary Kft	Hungary

Arrow International Investment Corp.	Delaware

Arrow International , Inc.	Pennsylvania

Arrow International UK Limited	UK

Arrow Interventional, Inc.	Delaware

Arrow-Japan, Ltd.	Japan

Arrow Med Tech LLC	Pennsylvania

Arrow Medical Holdings B.V.	Netherlands

Arrow Medical Products, Ltd.	Pennsylvania

Arrow Slovensko Piešt’any s.r.o.	Slovakia

Arrow Swiss GmbH	Switzerland

Astraflex Limited	UK

Autogas Techniek Holland B.V.	Netherlands

Bavaria Cargo Technologie GmbH	Germany

Cepco Precision Company of Canada, Inc.	Canada

Chemtronics International Ltd.	UK

Entity Name	Jurisdiction of Formation
Cofraca S.A.	France

Compart Automotive B.V.	The Netherlands

DAS Nordisk	China

DAS Nordisk	Hong Kong

DAS Nordisk	Singapore

Distribuidora Arrow, S.A. de C.V.	Mexico

Ecotrans Environmental, Inc.	Delaware

Ecotrans Technologies, Inc.	Delaware

Gibeck Larry Care AB	Sweden

Hudson Euro Co. S.a.r.l.	Luxembourg

Hudson RCI AB	Sweden

Hudson RCI Deutschland GmBH	Germany

Hudson RCI (UK) Ltd.	UK

Hudson RCI SAS	France

Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico

ICOR AB	Sweden

ICOR Holding AB	Sweden

IH Holding LLC	Delaware

Industrias Hudson S. de R.L. de C.V.	Mexico

Intelligent Applications Limited	UK

International Road & Rail (U.S.) Inc.	Delaware

Koltec-Necam, B.V.	Netherlands

Kiewclass Sdn. Bhd.	Malaysia

Laboratories Pharmaceutiques Rusch France SARL	France

Mal Tool & Engineering Limited	UK

Meddig Medizintechnik Vertriebs-GmbH	Germany

Medical Service Vertriebs-GmbH	Germany

Mediland Rusch Care S.r.l.	Italy

Nordisk Asia Pacific Ltd	Hong Kong

Nordisk Asia Pacific Pte Ltd	Singapore

Nordisk Aviation Products	Taiwan

Nordisk Aviation Products AS	Denmark

Nordisk Aviation Products AS	Norway

Nordisk Aviation Products Asia Ltd	Hong Kong

Entity Name	Jurisdiction of Formation
Nordisk Aviation Products (Kunshan) Ltd	China

Nordisk Belgie NV	Belgium

Pabisch GmbH & Co. kg	Germany

Pilling Weck (Asia) PTE Ltd.[1]	Singapore

Productos Aereos, S.A. de C.V.	Mexico

Regal Sky	Hong Kong

RMH Controls Limited	UK

Rusch Asia Pacific Sdn. Berhad[2]	Malaysia

Rusch Austria GmbH	Austria

Rusch (UK) Ltd.	UK

Rusch France S.A.R.L.	France

Rusch Manufacturing (UK) Ltd.	UK

Rusch Manufacturing Sdn. Berhad	Malaysia

Rusch Medical, S.A.[3]	France

Rusch Mexico, S.A. de C.V.	Mexico

Rusch Mirandola srl	Italy

Rusch Poland Spzoo	Poland

Rusch Uruguay Ltda.	Uruguay

Rusch-Pilling Limited	Canada

Rusch Switzerland AG	Switzerland

S. Asferg Hospitalsartikler ApS	Denmark

Sierra International Inc.	Illinois

Simal SA	Belgium

Sometec Holdings, S.A.S.	France

Sometec	France

Southern Wire, LLC	Delaware

Southwest Wire Rope GP LLC	Delaware

Southwest Wire Rope, LP	Texas

Specialized Medical Devices, LLC[4]	Delaware

SSI Surgical Services, Inc.[5]	Delaware

Steamer Holding AB	Sweden

Technology Development Corporation	Pennsylvania

Technology Holding Company	Delaware

Technology Holding Company II	Delaware

Entity Name	Jurisdiction of Formation
Technology Holding Company III	Delaware

Telair International AB	Sweden

Telair International GmbH[6]	Germany

Telair International Incorporated[7]	California

Telair International Incorporated	Delaware

Telair International Services GmbH	Germany

Telair International Services PTE LTD	Singapore

Teleflex (Canada) Limited	Canada (B.C.)

Teleflex Aerospace — Tourolle[8]	France

Teleflex Aviation Products AS	Norway

Teleflex Canada Inc.	Canada

Teleflex Canada LP	Canada

Teleflex Ecotrans Technologies L.P.[9]	Canada

Teleflex Funding Corporation	Delaware

TeleflexGFI Control Systems, Inc.	Delaware

Teleflex GFI Control Systems LP	Canada

Teleflex GFI Europe B.V.	Netherlands

Teleflex Holding Company[10]	Canada

Teleflex Holding Company II	Delaware

Teleflex Holding Netherlands B.V.	Netherlands

Teleflex Holding Singapore Ptc. Ltd.	Singapore

Teleflex Industries Limited	UK

Teleflex Limited	UK

Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico

Teleflex Medical BE sprl[11]	Belgium

Teleflex Medical B.V.	Netherlands

Teleflex Medical (Canada) Ltd.[12]	Canada

Teleflex Medical Europe Limited	Ireland

Teleflex Medical GmbH	Germany

Teleflex Medical Incorporated[13]	California

Teleflex Medical L.P.[14]	Canada

Teleflex Medical N.V.	Belgium

Teleflex Medical Private Limited	India

Teleflex Medical SAS[15]	France

Entity Name	Jurisdiction of Formation
Teleflex Medical, S.A.[16]	Spain

Teleflex Medical Sdn. Bhd.[17]	Malaysia

Teleflex Medical s.r.l.	Italy

Teleflex Medical Trading (Shanghai) Company Ltd	China

Teleflex Medical Tuttlingen GmbH[18]	Germany

Teleflex Morse Limited	UK

Teleflex Morse (N.Z.) Limited[19]	New Zealand

Teleflex Morse Pte. Ltd.	Singapore

Teleflex Morse PTY Limited	Australia

Teleflex Swiss Holding GmbH	Switzerland

Teleflex UK Limited	UK

TFX Automotive LTD[20]	UK

TFX Beteiligungsverwaltungs GmbH	Germany

TFX Engineering Ltd.	Bermuda

TFX Equities Incorporated	Delaware

TFX Financial Services	Ireland

TFX Foreign Sales Corporation	Barbados

TFX Group Limited	UK

TFX Holding LP	Canada

TFX Holding GmbH	Germany

TFX International Corporation	Delaware

TFX International S. A.[21]	France

TFX Marine Incorporated	Delaware

TFX North America Inc.	Delaware

TFX Medical Limerick	Ireland

TFX Medical Wire Products, Inc.	Delaware

TFX Scandinavia AB22	Sweden

The Stepic Medical Distribution Corporation	New York

Top Surgical GmbH	Germany

United Parts Driver Control Systems B.V.	The Netherlands

United Parts Driver Control Systems (UK) Ltd	UK

United Parts Driver Control Systems (Holding) GmbH	Germany

United Parts de Mexico SA de CV	Mexico

United Parts France S.A.	France

Entity Name	Jurisdiction of Formation
United Parts Group B.V.	The Netherlands

United Parts FHS Automobile Systeme GmbH	Germany

United Parts s.a.	France

Victor Huber GmbH	Germany

W. Pabish sa-nv	Belgium

Willy Rusch GmbH	Germany

Willy Rusch Grundstucks und Beteiligungs AG + Co KG	Germany

WIRUTEC Rusch Medical Vertriebs GmbH	Germany

[1]	Formerly Rusch-Pilling (Asia) PTE LTD.

[2]	Formerly Inmed (Malaysia) Holdings Sdn. Berhad

[3]	Formerly Europe Medical, S.A.

[4]	Formerly Teleflex Holding, LLC

[5]	Formerly TFX Medical Subsidiary Inc.

[6]	Formerly Scandinavian Bellyloading Co. AB

[7]	Formerly The Talley Corporation. Trades as Teleflex Control Systems

[8]	Formerly Sermatech-Tourelle S.A.

[9]	Formerly Advanced Thermodynamics L.P.

[10]	Formerly GFI Control Systems Inc.

[11]	Formerly Pilling Weck n.v.

[12]	Formerly Pilling Weck (Canada) Ltd.

[13]	Formerly Hudson Respiratory Care Inc.

[14]	Formerly Pilling Weck Canada L.P.

[15]	Formerly Rusch Pilling S.A.

[16]	Formerly Rusch Medica Espana SA

[17]	Formerly Rusch Sdn. Berhad

[18]	Formerly KMedic Europe GmbH

[19]	Formerly Morse Controls (NZ) Limited

[20]	Formerly S.J. Clark (Cables) Limited. Trades as Clarks Cables.

[21]	Formerly Mal Tool & Engineering SARL

[22]	Formerly TFX Controls AB